UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010 (August 3, 2010)

Lantis Laser Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-53585	65-0813656
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

11 Stonebridge Court
Denville, New Jersey Road	07834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 300-7622

 (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 3, 2010 the registrant (“Lantis Laser”) entered into a Stock Purchase Agreement (the "Agreement") with Asher Enterprises, Inc. ("Asher") under which Asher purchased an 8% convertible note (the "Note") of Lantis Laser for $50,000 that matures on May 5, 2011.  The Note is convertible into shares of common stock of Lantis Laser at a variable conversion price defined in the Note as 58% multiplied by the market price (the average of the lowest three closing bid prices for shares of Lantis Laser's common stock during the ten trading days ending one trading day prior to the date of the conversion notice assuming Lantis Laser continues to trade on the OTCBB).

The above description is a summary only of the Agreement and the Note and is qualified in its entirety by the Agreement and Note attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement dated August 3, 2010 between Lantis Laser Inc. and Asher Enterprises, Inc.

10.2	Convertible Promissory Note dated August 3, 2010 and issued by Lantis Laser Inc. to Asher Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 24, 2010	Lantis Laser Inc.

	By:	/s/ Stanley B. Baron
Stanley B. Baron
President and Chairman